Exhibit 99.1

         California Pizza Kitchen Announces Financial Results
              For The Second Quarter Ended June 27, 2004

    LOS ANGELES--(BUSINESS WIRE)--July 22, 2004--California Pizza
Kitchen, Inc., (Nasdaq:CPKI) today reported revenues and earnings for the second quarter ended June 27, 2004. Highlights for the second quarter of 2004 relative to the same quarter last year were as follows:

    --  Total revenues up approximately 16.7% to $102.5 million

    -- Comparable restaurant sales increase of 7.3% on an 18 month comparable basis and 6.6% on a 12 month comparable basis

    -- Net income of $5.2 million or $0.27 per fully diluted share compared to net income of $4.4 million or $0.23 per fully diluted share for the same quarter last year

    Rick Rosenfield and Larry Flax, Co-CEOs of California Pizza Kitchen, Inc., stated "We are pleased to have exceeded expectations for the second quarter and believe the basis of our success stems from the effective combination of operational, structural, marketing and new menu initiatives executed in the last 11 months." Rosenfield and Flax continued, "Despite the deleveraging effect from the 18 and 22 restaurants in the classes of 2002 and 2003 respectively, we are pleased to report continued improvement in sales and margins from both classes. This momentum, in combination with the 8.4% increase in weekly sales averages from the restaurants in our Pre-2002 class is validation in an uncertain market of our brand and unrelenting focus on customer satisfaction."
    Average weekly sales for the Company's 135 full service restaurants increased 3.3% to $57,229 for the second quarter of 2004, compared to $55,405 for the same quarter last year.
    Rosenfield and Flax added, "Looking to the remainder of 2004, we remain excited about the business and focused on development. However, in line with our more stringent site selection approach we are reducing the estimated new store openings for the remainder of the year. While we could have compromised to accommodate the additional openings this year, we concluded that it would not be in the best interests of shareholders. We are on schedule to open our first new full service prototype in early August of 2004 and we expect to open an additional four to six full service and one ASAP restaurant by the end of the year." Rosenfield and Flax concluded, "This portfolio mix will bring our total new restaurant openings and acquired units for 2004 to between seven and nine, which will include five to seven full service restaurants and two ASAPs. As a result of this realignment, we expect to open eight to ten restaurants in the first half of 2005 and will exceed our previous guidance of 15 for the full year."
    Based on second quarter results, the remaining new restaurant openings in 2004, and scheduled major remodels, management is raising its earnings guidance for the 2004 fiscal year from $0.98-$1.02 per fully diluted share to $1.00-$1.02 per fully diluted share. Additionally, the Company anticipates third quarter earnings per fully diluted share in the range of $0.22-$0.24.
    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $11.84. The chain operates, licenses or franchises 168 restaurants as of July 22, 2004, of which 139 are company-owned and 29 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are the execution of our expansion strategy, the continued availability of qualified employees, the maintenance of reasonable food and supply costs and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



     Selected Unaudited Consolidated Financial and Operating Data
    (Dollars in thousands, except for per share and operating data)

                                  Quarter Ended      Six Months Ended
                                June 27,  June 29,  June 27,  June 29,
                                  2004      2003      2004      2003
                                --------- -------- --------- ---------
 Statement of Operations Data
 Revenues:
 Restaurant sales               $101,757  $87,113  $199,510  $169,047
 Franchise and other revenues        776      751     1,653     1,674
                                --------- -------- --------- ---------
 Total revenues                  102,533   87,864   201,163   170,721

 Costs and expenses:
 Cost of sales                    25,028   21,298    49,013    41,155
 Labor                            37,565   31,355    74,027    61,864
 Direct operating and occupancy   21,416   17,943    42,343    34,595
                                --------- -------- --------- ---------
 Total restaurant operating
  costs                           84,009   70,596   165,383   137,614

 General and administrative        6,338    5,309    13,062    10,292
 Depreciation and amortization     4,702    4,370     9,314     8,547
 Pre-opening costs                     -    1,065        64     1,785
                                --------- -------- --------- ---------
 Operating income                  7,484    6,524    13,340    12,483

 Other income (expense):
 Interest income                     121       83       217       177
 Equity in net loss of
  unconsolidated
 joint venture                       (39)    (100)      (76)     (100)
                                --------- -------- --------- ---------
 Total other income (expense)         82      (17)      141        77
                                --------- -------- --------- ---------

 Income before income tax
  provision                        7,566    6,507    13,481    12,560
 Income tax provision             (2,372)  (2,112)   (4,266)   (4,174)
                                --------- -------- --------- ---------
 Net income                       $5,194   $4,395    $9,215    $8,386
                                ========= ======== ========= =========
 Net income per common share:
 Basic                             $0.27    $0.23     $0.48     $0.45
 Diluted                           $0.27    $0.23     $0.48     $0.44

 Shares used in computing net
  income per common share (in
  thousands):

 Basic                            19,061   18,848    19,027    18,825
 Diluted                          19,175   19,007    19,124    19,036

 Operating Data:
 Restaurants open at end of
  period                             168      158       168       158
 Company-owned restaurants open
  at end of period                   139      127       139       127
 Average weekly company-owned
  full
 service restaurant sales        $57,229  $55,405   $56,105   $54,800
 12 month comparable company-
  owned
 restaurant sales increase           6.6%     2.3%      6.4%      2.5%
 18 month comparable company-
  owned
 restaurant sales increase           7.3%     3.1%      7.3%      3.4%


                                      Quarter Ended   Six Months Ended
                                      June      June    June    June
                                       27,        29,    27,     29,
                                      2004      2003    2004    2003
                                  ---------- --------- ------- ------
 Statement of Income Percentages (1)
 Revenues:
 Restaurant sales                      99.2 %    99.1 %  99.2 % 99.0 %
 Franchise and other revenues           0.8       0.9     0.8    1.0
                                  ---------- --------- ------- ------
 Total revenues                       100.0     100.0   100.0  100.0

 Costs and expenses:
 Cost of sales                         24.6      24.4    24.6   24.3
 Labor                                 36.9      36.0    37.1   36.6
 Direct operating and occupancy        21.1      20.6    21.2   20.5
                                  ---------- --------- ------- ------
 Total restaurant operating costs      82.6      81.0    82.9   81.4

 General and administrative             6.2       6.0     6.5    6.0
 Depreciation and amortization          4.6       5.0     4.6    5.0
 Pre-opening costs                        -       1.2       -    1.0

                                  ---------- --------- ------- ------
 Operating income                       7.3       7.4     6.6    7.3

 Other income (expense):
 Interest income                        0.1       0.1     0.1    0.1
 Equity in net loss of
  unconsolidated
 joint venture                            -      (0.1)      -   (0.1)
                                  ---------- --------- ------- ------
 Total other income (expense)           0.1         -     0.1      -
                                  ---------- --------- ------- ------

 Income before income tax
  provision                             7.4       7.4     6.7    7.3
 Income tax provision                  (2.3)     (2.4)   (2.1)  (2.4)
                                  ---------- --------- ------- ------
 Net income                             5.1 %     5.0 %   4.6 %  4.9 %
                                  ========== ========= ======= ======

(1) Percentages are expressed as a percentage of total revenues, except for restaurant costs and expenses, which are expressed as a percentage of restaurant sales.



           Selected Consolidated Balance Sheet Information
                       (Dollars in thousands)


   Selected Consolidated Balance Sheet     June 27,  December 28,
    Information                               2004        2003
                                          ------------------------

   Cash and cash equivalents               $20,197        $15,877
   Marketable securities                    28,415         18,904
   Total assets                            199,325        185,585
   Shareholders' equity                    158,453        146,113


                    California Pizza Kitchen, Inc.
                            Units Summary

                                     Total                      Total
                                    Units at                  Units at
Second Quarter 2004                 Mar 28,    Opened  Closed  Jun 27,
                                      2004                       2004
------------------------------------------------ ------- ------ ------
Company owned full service domestic     135       -      -       135
Company owned ASAP domestic               4       -      -         4
Franchised domestic                      20       -      -        20
Franchised international                  9       -      -         9
                                      --------- ------- ------ ------
Total                                   168       -      -       168
                                      --------- ------- ------ ------



To aid in a full understanding of our performance, we provide full service restaurant class operating data for the 94 stores opened prior to 2002 (Pre-2002), the 18 stores opened in 2002 (Class of 2002) and 22 stores opened in 2003 (Class of 2003) and one store opened in 2004 (Class of 2004).

                   California Pizza Kitchen, Inc.
                      Supplemental Information

                                                 (,000)
                                                 Full         Full
                                                 Service     Service
                                Weekly         Restaurant   Restaurant
                                 Sales  (,000)   Cashflow   Cashflow %
 Second Quarter 2004      # of  Average   Net                  (2)
                          Stores         Sales
 ------------------------------------------------------------------

 Pre-2002
 Q2, 2004                    94 62,818  76,701    15,578      20.3%
 Q2, 2003                    96 57,945  72,316    15,167      21.0%
 Year over year change             8.4%    6.1%      2.7%      (70)bps
 Q1, 2004                    94 60,413  73,825    14,501      19.6%

 Class of 2002
 Q2, 2004                    18 49,163  11,504     1,355      11.8%
 Q2, 2003                    18 46,380  10,853     1,239      11.4%
 Year over year change             6.0%    6.0%      9.4%       40 bps
 Q1, 2004                    18 46,584  10,901     1,307      12.0%

 Class of 2003
 Q2, 2004                    22 40,201  11,497       549       4.8%
 Q2, 2003                    10 41,398   3,129        80       2.6%
 Year over year change            -2.9%  267.4%    586.3%      220 bps
 Q1, 2004                    22 38,851  11,111       413       3.7%

 Class of 2004
 Q2, 2004                     1 52,021     676       121      17.9%
 Q1, 2004                     1 50,574     657       106      16.1%

 Total full service
 Q2, 2004                   135 57,229 100,379    17,603      17.5%
 Q2, 2003                   124 55,405  86,297    16,485      19.1%
 Year over year change             3.3%   16.3%      6.8%     (160)bps
 Q1, 2004                   135 54,982  96,494    16,327      16.9%




                                                (,000)
                                                 Full       Full
                                                 Service   Service
                                Weekly         Restaurant  Restaurant
                                 Sales  (,000)   Cashflow  Cashflow %
 Year to Date 2004        # of  Average   Net                (2)
                          Stores         Sales
 ------------------------------------------------------------------

 Pre-2002
 YTD, 2004                   94 61,615 150,526    30,079      20.0%
 YTD, 2003                   96 56,821 141,825    28,721      20.3%
 Year over year change             8.4%    6.1%      4.7%      (30)bps

 Class of 2002
 YTD, 2004                   18 47,874  22,405     2,662      11.9%
 YTD, 2003                   18 46,527  21,775     2,320      10.7%
 Year over year change             2.9%    2.9%     14.7%      120 bps

 Class of 2003
 YTD, 2004                   22 39,526  22,609       962       4.3%
 YTD, 2003                   10 42,034   3,861        67       1.7%
 Year over year change            -6.0%  485.6%   1335.8%      260 bps

 Class of 2004
 YTD, 2004                    1 51,297   1,334       227      17.0%

 Total full service
 YTD, 2004                  135 56,105 196,873    33,930      17.2%
 YTD, 2003                  124 54,800 167,461    31,108      18.6%
 Year over year change             2.4%   17.6%      9.1%     (140)bps

(2)  Cashflow percentages are expressed as a percentage of net sales.




    CONTACT: California Pizza Kitchen
             Sarah Grover (media)
             Sue Collyns (investors)
             310-342-5000